AMENDMENT

                           (Stock Purchase Agreement)


     AMENDMENT, dated as of October 8, 2003, among those persons whose names are listed on Exhibit A hereto and who have executed a signature page to this Amendment (the "Sellers") and FreeStar Technology Corporation, a Nevada corporation with offices at Calle Fantino Falco, J.A. Baez Building, 2nd Floor, Santo Domingo, Dominican Republic ("FreeStar").

                                 R E C I T A L S

     The Sellers and FreeStar are parties to a Stock Purchase Agreement, dated as of September 24, 2003 (the "Agreement"). Terms defined in the Agreement and used but not otherwise defined herein shall have the meanings given to them in the Agreement.

     The Sellers and FreeStar wish to amend the Agreement as provided herein.

     THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Paragraph (a) of the Registration Right Agreement, annexed as Exhibit B to the Agreement, is amended to read in its entirety as follows:

          (a) Within one hundred eighty (180) days following the Closing (the "Filing Date"), FreeStar shall use commercially reasonable efforts to cause a Form SB-2 shelf registration statement (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of all of the shares of FreeStar Common Stock to be issued to or on behalf of the Sellers at the Closing pursuant to Section 1.01 of the Purchase Agreement, and shall thereafter use commercially reasonable efforts to have the Registration Statement declared effective as promptly as possible thereafter (the "Effectiveness Date"), and to keep it effective until the earlier of (i) one year following the Effectiveness Date or (ii) that date on which all of the FreeStar Common Stock covered by the Registration Statement may be resold without further restriction pursuant to Rule 144 under the Securities Act. FreeStar shall not permit any shares other than the FreeStar Common Stock to be issued to or on behalf of the Sellers at the Closing to be included in the Registration Statement, unless otherwise agreed by the Sellers.

     2. The parties concur that the aggregate number of shares of FreeStar Common Stock to be issued to the Sellers as calculated in accordance with the terms of Section 1.07 of the Agreement would be 31,500,000 (the "Original Stock Consideration"). However, as a result of TA not being in "good standing" in the State of

Delaware because of an outstanding franchise tax bill of $247,517.86, the parties agree that the Original Stock Consideration shall be revised to deduct the value of this tax bill. Therefore, the aggregate number of shares of FreeStar Common Stock to be issued to the Sellers shall be 25,312,053 (the "Revised Stock Consideration").

     3. The parties acknowledge that the Sellers have, to date, been unable to locate a stock certificate representing 16,612 (reverse split-adjusted) shares of TA Common Stock (the "Missing Stock Certificate"). Pending Sellers' location of such stock certificate, FreeStar shall only be required to deliver to the Sellers an aggregate number of shares of FreeStar Common Stock proportional to the number of shares of TA Common Stock (including the Conversion Right) actually delivered by the Sellers at the Closing. Therefore, of the 25,312,053 shares represented by the Revised Stock Consideration, FreeStar shall be required to deliver 25,183,418 shares at the Closing, and the remaining 128,585 shares only upon delivery by the Sellers to FreeStar of the Missing Stock Certificate.

     4. Each Seller acknowledges receipt of and accepts the Offering Memorandum relating to the FreeStar Common Stock previously delivered. Each Seller affirms that it is an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act

     5. All other terms and conditions of the Agreement shall remain in full force and effect without modification.


                            [SIGNATURE PAGE FOLLOWS]

                      AMENDMENT TO STOCK PURCHASE AGREEMENT

                                 SIGNATURE PAGE

     This Amendment has been duly executed on the date hereinabove set forth.

                             FREESTAR TECHNOLOGY CORPORATION


                             By: /s/ Paul Egan
                                 -----------------------------------------
                                 Name: Paul Egan
                                 Title: President and Chief Executive Officer

                             THE SELLERS:


                             /s/ Don Marshall
                             ---------------------------------------------
                             Don Marshall


                             NAUTILUS MANAGEMENT LTD.


                             By: /s/ Don Marshall
                                 -----------------------------------------
                                 Name: Don Marshall
                                 Title: Managing Director